AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1996

                       REGISTRATION NO. 333-______________

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                           GRAND PREMIER FINANCIAL, INC.
              (Exact name of registrant as specified in its charter)

                DELAWARE                                        36-4077455
     (State or other jurisdiction of                        (I.R.S. employer
     incorporation or organization)                         identification no.)

                                486 WEST LIBERTY STREET
                            WAUCONDA, ILLINOIS  60084-2489
             (Address of principal executive offices, including zip code)

                           PREMIER FINANCIAL SERVICES, INC.
            SENIOR LEADERSHIP AND DIRECTORS DEFERRED COMPENSATION PLAN
                               (Full title of the plan)

                                    DAVID L. MURRAY
                            SENIOR EXECUTIVE VICE PRESIDENT
                             GRAND PREMIER FINANCIAL, INC.
                                486 WEST LIBERTY STREET
                             WAUCONDA, ILLINOIS 60084-2489
                        (Name and address of agent for service)

                                    (847) 487-1818
             (Telephone number, including area code, of agent for service)

                                    WITH A COPY TO:

                GARY L. MOWDER                         THOMAS F. KARABA
             SCHIFF HARDIN & WAITE               CROWLEY BARRETT & KARABA, LTD.
                7200 SEARS TOWER               20 SOUTH CLARK STREET, SUITE 2310
             CHICAGO, ILLINOIS 60606                CHICAGO, ILLINOIS 60603
                 (312) 258-5514                         (312) 726-2468
                          *---------------------------------*

                           CALCULATION  OF REGISTRATION  FEE

                                                                   Proposed               Proposed
                                                Amount              maximum                maximum
  Title of Securities to be Registered           to be          offering price            aggregate              Amount of
                                            registered (1)         per share           offering price        registration fee
                                                                      (2)                    (2)                    (2)
Common Stock, par value $0.01 per share,   75,000                 $11.69                 $876,750              $302.33
including associated Preferred Stock
Purchase Rights
Interests in the Plan                         (3)                (3)                    (3)                    (3)

(1) NO MAXIMUM NUMBER OF SHARES ARE ISSUABLE UNDER THE PLAN.

(2) ESTIMATED ON THE BASIS OF $11.69 PER SHARE, THE AVERAGE OF THE HIGH AND LOW SALES PRICES AS QUOTED ON THE NASDAQ STOCK MARKET'S NATIONAL MARKET ON SEPTEMBER 5, 1996, PURSUANT TO RULE 457(H) AND 457(C).

(3) IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE PLAN DESCRIBED HEREIN FOR WHICH NO SEPARATE FEE IS REQUIRED.PAGE
                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents which have been filed by Grand Premier Financial, Inc. (the "Registrant") or by the Premier Financial Services, Inc. Senior Leadership and Directors Deferred Compensation Plan (the "Plan") are incorporated herein by reference:

        (a) The final prospectus filed pursuant to Rule 424(b)(3) and included in the Registration Statement on Form S-4 of the Registrant, File No. 333-03327, effective July 12, 1996;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

        (c)  The Registrant's Current Report on Form 8-K, dated August
             22, 1996.

        (d) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995; and

        (e) The description of the Registrant's Common Stock, $0.01 per share (the "Common Stock") and the Preferred Stock Purchase Rights contained in the final prospectus filed pursuant to Rule 424(b)(3) and included in the Registrant's Registration Statement on Form S-4, File No. 333-03327, effective July 12, 1996.

             All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

             Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

   Item 4.   Description of Securities.

             Not applicable.

         Item 5.   Interests of Named Experts and Counsel.
             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Under the General Corporation Law of the State of Delaware (the "Delaware Law"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "Derivative Action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a Derivative Action, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such an action, and the Delaware Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the company.

             Article 12 of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify each person who is or was a director or officer of the Registrant or serves as a director or officer of another enterprise at the request of the Registrant, in accordance with, and to the fullest extent authorized, by the Delaware Law.

             Article 6 of the Restated By-laws of the Registrant ("Article 6") provides that to the extent to which it is empowered under the Delaware Law or any other applicable law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

             Article 6 further provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified under the Delaware Law. The indemnification and advancement of expenses provided by Article 6 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

             The Registrant has arranged for directors and officers' liability insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

   Item 7.   Exemption from Registration Claimed.

             Not applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement. No opinion of counsel is being filed since none of the shares of Common Stock to be offered and sold under the Plan will be newly issued shares.

   Item 9.   Undertakings.

             The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts
             or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauconda, State of Illinois, on this 6th day of September, 1996.

                                      GRAND PREMIER FINANCIAL, INC.
                                           (Registrant)


                                      By: /s/ Richard L. Geach
                                         ------------------------------
                                           Richard L. Geach
                                           Chief Executive Officer

                              POWER OF ATTORNEY

             Each person whose signature appears below appoints Richard
   L. Geach and Robert W. Hinman, or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (including the associated Preferred Stock Purchase Rights) and interests in the Plan that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                         Date
        --------                      -----                         ----

   /s/Richard L. Geach
   _________________________     Chief Executive         August 29, 1996
   Richard L. Geach              Officer and Director
                                 (Principal Executive Officer)

   /s/David L. Murray
   _________________________     Senior Executive Vice   August 29, 1996
   David L. Murray               President and Chief Financial
                                 Officer and Director
                                 (Principal Financial and
                                 Accounting Officer)

   /s/ Jean M. Barry
   _________________________     Director                August 29, 1996
   Jean M. Barry


   /s/Donald E. Bitz
   _________________________     Director                August 29, 1996
   Donald E. Bitz


   /s/Harry J. Bystricky
   _________________________     Director                August 29, 1996
   Harry J. Bystricky


   /s/ Frank J. Callero
   _________________________     Director                August 29, 1996
   Frank J. Callero


   /s/Alan J. Emerick
   _________________________     Director                August 29, 1996
   Alan J. Emerick


   /s/ Brenton J. Emerick
   _________________________     Director                August 29, 1996
   Brenton J. Emerick


   /s/James Esposito
   _________________________     Director                August 29, 1996
   James Esposito


   /s/ R. Gerald Fox
   _________________________     Director                August 29, 1996
   R. Gerald Fox


   /s/ Robert W. Hinman
   _________________________     Director                August 29, 1996
   Robert W. Hinman


   /s/Edward G. Maris
   _________________________     Director                August 29, 1996
   Edward G. Maris


   /s/Howard A. McKee
   _________________________     Director                August 29, 1996
   Howard A. McKee


   /s/ H. Barry Musgrove
   _________________________     Director                August 29, 1996
   H. Barry Musgrove


   /s/Joseph C. Piland
   _________________________     Director                August 29, 1996
   Joseph C. Piland


   /s/ Stephen J. Schostok
   _________________________     Director                August 29, 1996
   Stephen J. Schostok

             THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauconda, State of Illinois, on this 6th day of September, 1996.

                                        PREMIER FINANCIAL SERVICES, INC.
                                        SENIOR LEADERSHIP AND DIRECTORS'
                                        DEFERRED COMPENSATION PLAN

                                        GRAND PREMIER FINANCIAL, INC.,
                                               Plan Administrator




                                        By: /s/David L. Murray
                                           ------------------------------
                                             David L. Murray
                                             Senior Executive Vice President

                                       EXHIBIT INDEX


             Exhibit                                             Sequentially
              Number                  Description               Numbered Page

           4.1           Premier Financial Services, Inc.
                         Senior Leadership and Directors
                         Deferred Compensation Plan, as
                         amended by First Amendment of Premier
                         Financial Services, Inc. Senior
                         Leadership and Directors Deferred
                         Compensation Plan, dated August 31,
                         1995, Second Amendment of Premier
                         Financial Services, Inc. Senior
                         Leadership and Directors Deferred
                         Compensation Plan, dated January 25,
                         1996, and Third Amendment of Premier
                         Financial Services, Inc. Senior
                         Leadership and Directors Deferred
                         Compensation Plan, dated August 30,
                         1996.
           23.1          Consent of KPMG Peat Marwick LLP.

           23.2          Consent of Hutton Nelson & McDonald
                         LLP

           24            Powers of Attorney (contained on the
                         signature pages hereto).